Exhibit 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

                    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 1999 relating to the financial statements and financial statement schedules of Giga Information Group, Inc, which appears in Giga Information Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.


                                          /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 9, 1999